Exhibit 99.1

Cherokee Global Brands Becomes APEX Global Brands

Stock Ticker Changed to APEX

SHERMAN OAKS, CA (June 26, 2019) — Cherokee Global Brands (Nasdaq: CHKE), a global brand ownership and marketing organization that manages a growing portfolio of lifestyle brands that it owns, in addition to brands that it creates and elevates for others, today announced that it will be changing its name to APEX Global Brands (Nasdaq: APEX) to reflect the Company's expanded brand portfolio, marketing and design services, effective June 27, 2019.

"We are very excited to rebrand ourselves as APEX Global Brands," said Chief Executive Officer Henry Stupp. "We are at a significant moment in our company's history as we evolve our unique platform of capabilities and portfolio of brands. Over the last decade, we expanded our offering beyond our namesake Cherokee brand to a well-rounded assortment of high-equity lifestyle brands. Most recently, we amplified our brand portfolio through the acquisition of Hi-Tec®, Magnum®, Interceptor® and 50 Peaks®. Each of our brands provides a unique value proposition and a strong long-term point of view. As APEX, we will leverage our strengthened platform and position ourselves as a true thought leader in the global retail space through brand management, brand creation and brand elevation."

Mr. Stupp continued, "Through the APEX platform, our owned brands will be able to grow into new categories, multiple distribution channels and new geographies without limitation. Our retail partners and licensees will be able to expand their global reach and relevance, and our shareholders will benefit from our transformation into a streamlined organization that can reach new levels of profitability. We are now positioned to deepen our relationships with licensees as we assist our partners to deliver more product and introduce new categories faster and more efficiently than ever before."

Cherokee Global Brands will officially become APEX Global Brands on Thursday, June 27, 2019. On that date, the Company's common stock will trade on the Nasdaq Capital Markets under the ticker "APEX," previously "CHKE". In addition to a name and ticker change, the Company's corporate rebranding efforts will include an updated website and a revised communications offering to promote APEX's unique platform of capabilities.

About APEX Global Brands
APEX Global Brands is a global brand ownership and marketing organization that manages, creates and elevates a growing portfolio of high-equity lifestyle brands. The brand portfolio spans multiple consumer product categories and retail tiers around the world and includes Hi-Tec®, Magnum®, 50 Peaks®, Interceptor®, Cherokee®, Tony Hawk®, Liz Lange®, Point Cove®, Carole Little®, Everyday California® and Sideout®. The Company currently maintains license agreements with leading retailers and manufacturers that span approximately 140 countries in over 20,000 retail locations and digital commerce. For more information, please visit the Company's website at apexglobalbrands.com.

Forward Looking Statements

This news release may contain forward-looking statements regarding future events and the future performance of APEX Global Brands. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected, including, among others, risks that: the Company and its partners will not achieve the results anticipated in the statements made in this release; global economic conditions and the financial condition of the apparel and retail industry and/or adverse changes in licensee or consumer acceptance of products bearing the Company’s brands may lead to reduced royalties; the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee®, Hi-Tec®, Magnum®, 50 Peaks®, Interceptor®, Carole Little®, Tony Hawk® and Hawk Brands®, Liz Lange®, Everyday California® and Sideout® branded products could cause our results to differ from our anticipations; the Company’s dependence on a select group of licensees for most of the Company’s revenues makes us susceptible to changes in those organizations; our level of indebtedness and restrictions under our indebtedness; and the Company’s dependence on its key management personnel could leave us exposed to disruption on any termination of service. A more detailed discussion of such risks and uncertainties are described in the Company’s annual report on Form 10-K filed on April 23, 2019, its periodic reports on Forms 10-Q and 8-K, and subsequent filings with the SEC the Company makes from time to time. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

APEX Global Brands

Steve Brink, CFO

818-908-9868

Addo Investor Relations:

Kimberly Esterkin/Patricia Nir

310-829-5400